Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On January 2, 2026 (the “Closing Date”), PROG Holdings, Inc. (the “Company” or “PROG”) through its wholly owned subsidiary PROG Beach, LLC (the “Purchaser”), completed its previously announced acquisition (the “Acquisition”) of all of the issued and outstanding equity interests of P-Squared, LLC (the “Acquired Entity” or “Purchasing Power”) from Purchasing Power Parent, LLC (the “Seller”), pursuant to that certain Unit Purchase Agreement, dated as of December 1, 2025 (the “Purchase Agreement”). The Company completed the Acquisition for total consideration of approximately $432.9 million, subject to customary post-closing purchase price adjustments.
On January 2, 2026, to finance the Acquisition, the Company entered into a fourth amendment (the “Fourth Amendment”) by and among Progressive Finance Holdings, LLC, as borrower, the Company and certain subsidiaries of the Company, as guarantors, the several banks and other financial institutions from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, originally dated November 24, 2020 (as amended, the “Credit Agreement”). The Fourth Amendment provides for, among other things, the incurrence by the Company of a $125.0 million incremental term loan (the “Term Loan”), the proceeds of which, together with revolving borrowings of $135.0 million (the “Revolving Credit Facility”) and cash on hand, were used to finance the Acquisition and related costs (the “Debt Financing,” and together with the Acquisition, the “Transactions”).

Vive Financial (“Vive”), an omnichannel provider of second-look revolving credit products, had been an operating segment of the Company prior to October 20, 2025, when the Company sold Vive’s loans receivable portfolio pursuant to a Sale and Purchase Agreement (the “Agreement”) with Fortiva Funding LLC (“Fortiva”), an affiliate of Atlanticus Holdings Corporation. Under the Agreement, Fortiva acquired approximately $165.0 million in gross receivables related to credit card and retail loan accounts (the “Portfolio”) for total net consideration of approximately $143.9 million. The Portfolio represented substantially all of Vive’s receivables, which were Vive’s primary operating assets and revenue-generating activities. In conjunction with the sale, the Company determined that Vive would cease operations and began an orderly wind-down of its activities and obligations, which represents a strategic shift that will have a major effect on the Company’s operations and financial results. Accordingly, Vive’s results are presented as discontinued operations in the Company's financial statements (the “Vive Discontinued Operations”).
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.
The unaudited pro forma condensed combined balance sheet as of September 30, 2025 gives effect to the Transactions as if those transactions had been completed on September 30, 2025 and combines the unaudited condensed consolidated balance sheet of the Company as of September 30, 2025, after giving effect to the Vive Discontinued Operations, with Purchasing Power’s unaudited condensed consolidated balance sheet as of September 30, 2025.
The unaudited pro forma condensed combined statement of earnings for the year ended December 31, 2024 and the nine months ended September 30, 2025 give effect to the Transactions as if those transactions had occurred on January 1, 2024, the first day of the Company’s fiscal year 2024 and combines the historical results of the Company and Purchasing Power. The unaudited pro forma condensed combined statement of earnings for the fiscal year ended December 31, 2024 combines the audited consolidated statement of earnings of the Company for the fiscal year ended December 31, 2024 and Purchasing Power’s audited consolidated statement of operations for the fiscal year ended December 31, 2024. The unaudited pro forma condensed combined statement of earnings for the nine months ended September 30, 2025 combines the unaudited consolidated statement of earnings of the Company, after giving effect to the Vive Discontinued Operations for the nine months ended September 30, 2025 with Purchasing Power’s unaudited consolidated statement of operations for the nine months ended September 30, 2025.
The historical financial statements of the Company and Purchasing Power have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are transaction accounting adjustments which are necessary to account for the Transactions, in accordance with U.S. GAAP. The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The following unaudited pro forma condensed combined financial information does not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other business changes or synergies that may result from the Transactions.
The unaudited pro forma condensed combined financial information should be read in conjunction with:
•The accompanying notes to the unaudited pro forma condensed combined financial information;
•The historical unaudited financial statements of the Company as of and for the nine months ended September 30, 2025 and the related notes, included in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2025, and are incorporated by reference herein;
•The historical unaudited financial statements of Purchasing Power as of and for the nine months ended September 30, 2025 and the related notes, as of and for the nine months ended September 30, 2025 within this Current Report on Form 8-K/A;
•The historical audited financial statements of the Company as of and for the fiscal year ended December 31, 2024 and the related notes, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and are incorporated by reference herein; and

•The historical audited financial statements of Purchasing Power as of and for the fiscal year ended December 31, 2024 and the related notes, as of and for the fiscal year ended December 31, 2024 within this Current Report on Form 8-K/A.
The unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Transactions had been completed on the dates set forth above, nor is it indicative of the future results or financial position of the combined company.

PROG HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2025
(In Thousands)

	PROG Historical	Vive Discontinued Operations (Note 1)	Purchasing Power Reclassified or Aligned (Note 2)	Transaction Accounting Adjustments – Acquisition (Note 4)	Note	Transaction Accounting Adjustments – Financing (Note 6)	Note	PROG Pro Forma Combined
Assets
Cash and cash equivalents	$292,610	$(2,864)	$8,249	$(443,531)	(a)	$257,713	(a)	$112,177
Restricted cash	-	-	18,823	-		-		18,823
Accounts receivables, net	63,742	(33)	293,908	(7,303)	(b)	-		350,314
Lease merchandise, net	501,152	-	-	-		-		501,152
Other customer receivables, net	-	-	34,747	(941)	(b)	-		33,806
Loans receivable, net	160,350	(118,590)	-	-		-		41,760
Property and equipment, net	22,506	(1,039)	1,887	-		-		23,354
Goodwill and other intangibles, net	357,835	-	132,216	291,262	(c)	-		781,313
Income tax receivable	48,660	(1,293)	-	-		-		47,367
Deferred income tax assets	24,442	(2,406)	3,856	(3,096)	(d)	-		22,796
Prepaid expenses and other assets	75,304	(4,938)	10,293	-		1,056	(a)	81,715
Assets of discontinued operations	-	131,163	-	-		-		131,163
Total assets	$1,546,601	$-	$503,979	$(163,609)		$258,769		$2,145,740
Liabilities and shareholders' equity
Accounts payable and accrued expenses	$101,314	$(3,291)	$56,460	$(333)	(e)	$-		$154,150
Deferred income tax liabilities	105,707	(14,860)	-	16,165	(d)	-		107,012
Other liabilities	41,486	(35)	3,543	396	(f)	-		45,390
Debt, net	594,537	-	482,643	(207,857)	(g)	258,769	(a)	1,128,092
Liabilities of discontinued operations	-	18,186	-	-		-		18,186
Total liabilities	843,044	-	542,646	(191,629)		258,769		1,452,830
Shareholders' equity
Common stock	41,039	-	-	-		-		41,039
Additional paid-in capital	356,745	-	-	-		-		356,745
Retained earnings	1,559,554	-	-	(10,647)	(a)	-		1,548,907
	1,957,338	-	-	(10,647)		-		1,946,691
Less: treasury shares
Common stock	(1,253,781)	-	-	-		-		(1,253,781)
Member’s deficit	-	-	(38,667)	38,667	(h)	-		-
Total shareholders’ equity	703,557	-	(38,667)	28,020		-		692,910
Total liabilities and shareholders' equity	$1,546,601	$-	$503,979	$(163,609)		$258,769		$2,145,740
See the accompanying notes to the unaudited pro forma condensed combined financial information.

PROG HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
For The Nine Months Ended September 30, 2025
(In Thousands, Except Per Share Data)

	PROG Historical	Vive Discontinued Operations (Note 1)	Purchasing Power Reclassified or Aligned (Note 2)	Transaction Accounting Adjustments – Acquisition (Note 5)	Note	Transaction Accounting Adjustments – Financing (Note 6)	Note	PROG Pro Forma Combined
Revenues
Lease revenues and fees	$1,777,814	$-	$-	$-		$-		$1,777,814
Product sales	-	-	344,080	-		-		344,080
Other revenues	106,045	(49,221)	6,764	-		-		63,588
	1,883,859	(49,221)	350,844	-		-		2,185,482
Costs and expenses
Depreciation of lease merchandise	1,224,049	-	-	-		-		1,224,049
Cost of product sales	-	-	204,265	-		-		204,265
Provision for lease merchandise write-offs	131,688	-	-	-		-		131,688
Operating expenses	305,126	(18,004)	101,624	(1,721)	(a)	-		387,025
Provision for credit losses	52,422	(28,887)	37,417	-		-		60,952
	1,713,285	(46,891)	343,306	(1,721)		-		2,007,979
Operating profit	170,574	(2,330)	7,538	1,721		-		177,503
Interest expense	(29,547)	-	(33,768)	16,092	(b)	(11,781)	(b)	(59,004)
Interest income	4,426	(9)	-	-		-		4,417
Earnings (losses) from continuing operations before income tax expense	145,453	(2,339)	(26,230)	17,813		(11,781)		122,916
Income tax expense (benefit)	39,131	(455)	(2,285)	304	(c)	(2,929)	(c)	33,766
Net earnings (losses) from continuing operations	106,322	(1,884)	(23,945)	17,509		(8,852)		89,150
Earnings (losses) from discontinued operations, net of income tax	-	1,884	-	-		-		1,884
Net earnings (losses)	$106,322	$-	$(23,945)	$17,509		$(8,852)		$91,034
Earnings per share – continuing operations (See note 5 (d))
Basic	$2.64							$2.22
Diluted	$2.60							$2.17
Weighted average shares outstanding
Basic	40,220							40,220
Diluted	40,960							41,018

See the accompanying notes to the unaudited pro forma condensed combined financial information.

PROG HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
For the Year Ended December 31, 2024
(In Thousands, Except Per Share Data)

	PROG Historical	Purchasing Power Reclassified or Aligned (Note 2)	Transaction Accounting Adjustments – Acquisition (Note 5)	Note	Transaction Accounting Adjustments – Financing (Note 6)	Note	PROG Pro Forma Combined
Revenues
Lease revenues and fees	$2,366,489	$-	$-		$-		$2,366,489
Product sales	-	536,222	-		-		536,222
Other revenues	32,592	7,658	-		-		40,250
	2,399,081	543,880	-		-		2,942,961
Costs and expenses
Depreciation of lease merchandise	1,621,101	-	-		-		1,621,101
Cost of product sales	-	323,614	-		-		323,614
Provision for lease merchandise write-offs	178,338	-	-		-		178,338
Operating expenses	386,278	135,954	9,402	(a)	-		531,634
Provision for credit losses	18,639	61,043	-		-		79,682
	2,204,356	520,611	9,402		-		2,734,369
Operating profit	194,725	23,269	(9,402)		-		209,142
Interest expense	(38,816)	(38,547)	15,854	(b)	(15,706)	(b)	(77,215)
Interest income	7,527	-	-		-		7,527
Earnings (losses) from continuing operations before income tax expense	163,436	(15,278)	6,452		(15,706)		138,904
Income tax expense (benefit)	(33,875)	(126)	(1,910)	(c)	(3,904)	(c)	(39,815)
Net earnings (losses) from continuing operations	197,311	(15,152)	8,362		(11,802)		178,719
Earnings (losses) from discontinued operations, net of income tax	(62)	-	-		-		(62)
Net earnings (losses)	$197,249	$(15,152)	$8,362		$(11,802)		$178,657
Earnings per share – continuing operations (See note 5 (d))
Basic	$4.63						$4.20
Diluted	$4.53						$4.10
Weighted average shares outstanding
Basic	42,584						42,584
Diluted	43,549						43,607
See the accompanying notes to the unaudited pro forma condensed combined financial information.

PROG HOLDINGS, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Presentation
The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X.
The Company’s and Purchasing Power’s historical financial statements were prepared in accordance with U.S. GAAP. As discussed in Note 2, certain reclassifications were made to align the Company and Purchasing Power’s financial statement presentation and adjusted for Vive Discontinued Operations. The Company is currently in the process of evaluating Purchasing Power’s accounting policies and as a result of that review, additional differences could be identified between the accounting policies of the two companies. With the information currently available, the Company has determined that no material adjustments are necessary to conform Purchasing Power’s financial statements to the accounting policies used by the Company.
The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, the Company is using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical financial statements of the Company and Purchasing Power. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.
The unaudited pro forma condensed combined balance sheet, as of September 30, 2025, the unaudited pro forma condensed combined statement of earnings for the nine months ended September 30, 2025 and the unaudited pro forma condensed combined statement of earnings for the year ended December 31, 2024, presented herein, are based on the historical financial statements of the Company and Purchasing Power.
•The unaudited pro forma condensed combined balance sheet as of September 30, 2025 is presented as if the Company’s acquisition of Purchasing Power had occurred on September 30, 2025 and combines the historical balance sheet of the Company as of September 30, 2025 with the historical balance sheet of Purchasing Power as of September 30, 2025.
•The unaudited pro forma condensed combined statement of earnings for the nine months ended September 30, 2025 has been prepared as if the Transactions had occurred on January 1, 2024 and combines the Company’s historical statement of earnings for the nine months ended September 30, 2025, after giving effect to the Vive Discontinued Operations, with Purchasing Power’s historical statement of operations for the nine months ended September 30, 2025.
•The unaudited pro forma condensed combined statement of earnings for the year ended December 31, 2024 has been prepared as if the Transactions had occurred on January 1, 2024 and combines the Company’s historical statement of earnings for the fiscal year ended December 31, 2024 with Purchasing Power’s historical statement of operations for the fiscal year ended December 31, 2024.
The unaudited pro forma condensed combined financial information does not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other business changes or synergies that may result from the Transactions.
The pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and additional analyses are performed. For purposes of the unaudited pro forma condensed combined balance sheet, the estimated consideration has been allocated to the assets acquired and liabilities assumed of Purchasing Power based upon management’s preliminary estimate of their fair values. The Company has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair value of the assets to be acquired or liabilities assumed. Accordingly, the purchase price allocation and related adjustments reflected in the unaudited pro forma condensed combined financial information is preliminary and subject to revision based on a final determination of fair value as additional information becomes available and as additional analyses are performed.

Note 2 - Purchasing Power Reclassification Adjustments
During the preparation of the unaudited pro forma condensed combined financial information, management performed a preliminary analysis of Purchasing Power’s financial information to identify differences in accounting policies as compared to those of the Company and differences in financial statement presentation as compared to the presentation of the Company. With the information currently available, the Company has determined that no material adjustments are necessary to conform Purchasing Power’s financial statements to the accounting policies used by the Company. However, certain reclassification adjustments have been made to conform Purchasing Power’s historical financial statement presentation to the Company’s financial statement presentation. Management of the combined company is currently in the process of conducting a more detailed review of accounting policies and reclassifications, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.
Refer to the table below for a summary of reclassification adjustments made to present Purchasing Power’s historical condensed consolidated balance sheet as of September 30, 2025 to conform with that of the Company’s:

Purchasing Power Historical Condensed Consolidated Balance Sheet Line Items	PROG Historical Condensed Consolidated Balance Sheet Line Items	Purchasing Power As of September 30, 2025 (In Thousands)	Reclassification or Alignment (In Thousands)	Note	Purchasing Power Reclassified or Aligned As of September 30, 2025 (In Thousands)
Cash and cash equivalents	Cash and cash equivalents	$8,249	$-		$8,249
Current portion of restricted cash	NEW: Restricted cash	15,955	-	(a)	15,955
Current portion of receivables, net	Accounts receivables, net	266,765	-	(b)	266,765
Current portion of other customer receivables, net	NEW: Other customer receivables, net	34,397	-	(c)	34,397
Prepaid expenses	Prepaid expenses and other assets	4,380	-		4,380
Other accounts receivable	Accounts receivables, net	25,164	-	(b)	25,164
Inventories	Prepaid expenses and other assets	250	-	(d)	250
Restricted cash	NEW: Restricted cash	2,868	-	(a)	2,868
Receivables, net	Accounts receivables, net	1,979	-	(b)	1,979
Other customer receivables, net	NEW: Other customer receivables, net	350	-	(c)	350
Premises and equipment, net	Property and equipment, net	32,181	(30,294)	(e)	1,887
	Prepaid expenses and other assets	-	3,294	(e)	3,294
Deferred tax assets	Deferred income tax assets	3,856	-		3,856
Goodwill	Goodwill and other intangibles, net	83,294	-		83,294
Intangible assets, Net	Goodwill and other intangibles, net	21,922	27,000	(e)	48,922
Other assets	Prepaid expenses and other assets	2,369	-		2,369
Accounts payable	Accounts payable and accrued expenses	24,214	-		24,214
Accrued expenses	Accounts payable and accrued expenses	29,381	-		29,381
Sales tax payable	Accounts payable and accrued expenses	2,865	-	(f)	2,865
Current portion of long-term debt	Debt, net	4,680	-	(h)	4,680
Operating lease liabilities	Other liabilities	2,282	-	(g)	2,282
Noncurrent operating lease liabilities	Other liabilities	1,261	-	(g)	1,261
Long-term debt, net	Debt, net	477,963	-	(h)	477,963
Member’s deficit		(38,667)	-		(38,667)
a)Addition of a new financial statement line item to present Purchasing Power’s historical Current portion of restricted cash and Restricted cash;
b)Reclassification of Purchasing Power's historical Current portion of receivables, net, Other accounts receivables, and Receivables, net to Accounts receivables, net;
c)Addition of a new financial statement line item to present Purchasing Power's historical Current portion of other customer receivables, net, and Other customer receivables, net;
d)Reclassification of Purchasing Power’s historical Inventories, net to Prepaid expenses and other assets;
e)Reclassification of $27.0 million of internally developed technology included within Purchasing Power’s historical Premises and equipment, net to Goodwill and other intangibles, net, and $3.3 million to Prepaid expenses and other assets;
f)Reclassification of Purchasing Power’s historical Sales tax payables to Accounts payable and accrued expenses;
g)Reclassification of Purchasing Power’s historical Operating lease liabilities and Noncurrent operating lease liabilities to Other liabilities; and
h)Reclassification of Purchasing Power’s historical Current portion of long-term debt and Long-term debt, net to Debt, net.

Refer to the table below for a summary of adjustments made to present Purchasing Power’s historical unaudited condensed consolidated statement of operations for the nine months ended September 30, 2025 to conform with that of the Company's:

Purchasing Power Historical Condensed Consolidated Statements of Operations Line Items	PROG Historical Condensed Consolidated Statement of Earnings Line Items	Purchasing Power Nine Months Ended September 30, 2025 (In Thousands)	Reclassification or Alignment (In Thousands)	Note	Purchasing Power Reclassified or Aligned Nine Months Ended September 30, 2025 (In Thousands)
Product sales	NEW: Product sales	$344,080	$-	(a)	$344,080
Finance income	Other revenue	6,764	-	(b)	6,764
Cost of sales	NEW: Cost of product sales	204,265	-	(c)	204,265
Selling, general, and administration expense	Operating expenses	83,102	-	(d)	83,102
Depreciation and amortization expense	Operating expenses	18,466	-	(d)	18,466
Bad debt expense	Provision for credit losses	37,417	-	(e)	37,417
Interest expense	Interest expense	33,768	-		33,768
Other, net	Operating expenses	56	-	(d)	56
Income tax benefit	Income tax expense (benefit)	(2,285)	-		(2,285)

a)Addition of a new financial statement line item for the Company classifying Purchasing Power’s historical Product sales as a separate disclosure line item under Product sales;
b)Reclassification of Purchasing Power’s historical Financing income to Other revenue;
c)Addition of a new financial statement line item for the Company classifying Purchasing Power’s historical Cost of sales as a separate disclosure line item under Cost of product sales;
d)Reclassification of Purchasing Power’s historical Selling, general, and administration expense, Depreciation and amortization expense, and Other, net to Operating expenses; and
e)     Reclassification of Purchasing Power’s historical Bad debt expense to Provision for credit losses.

Refer to the table below for a summary of adjustments made to present Purchasing Power’s historical consolidated statement of operations for the year ended December 31, 2024 to conform with that of the Company's:

Purchasing Power Historical Consolidated Condensed Statements of Operations Line Items	PROG Historical Condensed Consolidated Statement of Earnings Line Items	Purchasing Power for the Year Ended December 31, 2024 (In Thousands)	Reclassification or Alignment (In Thousands)	Note	Purchasing Power Reclassified or Aligned for the Year Ended December 31, 2024 (In Thousands)
Product sales	NEW: Product sales	$536,222	$-	(a)	$536,222
Finance income	Other revenue	7,658	-	(b)	7,658
Cost of sales	NEW: Cost of product sales	323,614	-	(c)	323,614
Selling, general and administration expense	Operating expenses	112,337	-	(d)	112,337
Depreciation and amortization expense	Operating expenses	23,427	-	(d)	23,427
Bad debt expense	Provision for credit losses	61,043	-	(e)	61,043
Loss on impairment of premises and equipment	Operating expenses	179	-	(d)	179
Interest expense	Interest expense	37,862	-		37,862
Loss on debt extinguishment	Interest expense	685	-	(f)	685
Other, net	Operating expenses	11	-	(d)	11
Income tax benefit	Income tax expense (benefit)	(126)	-		(126)

a)Addition of a new financial statement line item for the Company classifying Purchasing Power’s historical Product Sales as a separate disclosure line item under Product sales;
b)Reclassification of Purchasing Power’s historical Financing income to Other revenue;
c)Addition of a new financial statement line item for the Company classifying Purchasing Power’s historical Cost of Sales as a separate disclosure line item under Cost of product sales;

d)Reclassification of Purchasing Power’s historical Selling, general, and administration expense, Depreciation and amortization expense, Loss on impairment of premises and equipment, Loss on debt extinguishment, and Other, net to Operating expenses;
e)Reclassification of Purchasing Power’s historical Bad debt expense to Provision for credit losses; and
f)Reclassification of Purchasing Power’s historical Loss on debt extinguishment to Interest expense.

Note 3 – Preliminary purchase consideration and purchase price allocation
The following table summarizes the preliminary estimated purchase consideration for the Acquisition, as if the Acquisition had been completed on September 30, 2025:

In Thousands	Amount
Cash paid to Sellers (i)	$222,944
Cash repayment of Purchasing Power debt	207,940
Escrow payment	2,000
Preliminary estimated consideration	$432,884

i)Cash paid to Sellers includes the initial purchase consideration of $216.2 million and Seller transaction costs paid by the Company of $6.7 million.
The assumed accounting for the Acquisition, including the preliminary estimated consideration and the allocation of the purchase price to the acquired assets and assumed liabilities, is based on provisional amounts, and the associated purchase accounting is not final. For the preliminary estimate of fair values of assets acquired and liabilities assumed of Purchasing Power, the Company used publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The purchase price allocation set forth herein will be revised as additional information becomes available during the measurement period, which could be up to twelve months from the Closing Date. Any such revisions or changes may be material.
The following table summarizes the preliminary estimated consideration allocation, as if the Acquisition had been completed on September 30, 2025:

In Thousands	Amount
Preliminary estimated consideration	$432,884
Assets acquired:
Cash and cash equivalents	8,249
Restricted cash	18,823
Accounts receivables, net	286,605
Other customer receivables, net	33,806
Property and equipment, net	1,887
Other intangibles (i)	318,000
Deferred income tax assets (ii)	760
Prepaid expenses and other assets	10,293
Total assets acquired:	678,423
Liabilities:
Accounts payable and accrued expenses	56,127
Deferred income tax liabilities (ii)	16,165
Other liabilities (iii)	3,939
Debt, net	274,786
Total liabilities assumed:	351,017
Net assets acquired	327,406
Goodwill	$105,478
i)Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consists of the following:

In Thousands	Preliminary Fair Value	Estimated Useful Life
Preliminary fair value of intangible assets acquired:
Client Relationships	$257,000	20
Trade Name	29,000	20
Broker Network	24,000	20
Developed Technology	8,000	5
Intangible assets acquired	$318,000

A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the amortization expense of approximately $1.3 million for the nine months ended September 30, 2025, and $1.7 million for the year ended December 31, 2024. Pro forma amortization is preliminary and based on the use of straight-line amortization. The amount of amortization following the Acquisition may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.
Client Relationships and Broker Network: The fair values of the Client Relationships and Broker Network were estimated using the multi-period excess earnings method (“MPEEM”), an income approach that measures the present value of the projected after-tax cash flows attributable solely to these intangible assets over their remaining useful lives. Projected cash flows were reduced by contributory asset charges for the use of other assets, including working capital, fixed assets, and other identifiable intangible assets (excluding goodwill), to determine the excess earnings attributable to the subject assets. The identification and valuation of these intangible assets are preliminary and subject to measurement period adjustments.
Trade Name: The fair value of the trade name was estimated using the relief-from-royalty method, which measures value based on the present value of hypothetical royalty payments avoided by owning the asset. This method assumes that, absent ownership, a market participant would license the trade name from a third party and pay a royalty. The valuation is based on an estimated market-derived royalty rate applied to projected revenues.
Developed Technology: The fair value of developed technology was estimated using the replacement cost method, a cost approach that estimates the current cost to replace or reproduce the asset with one of similar utility. This approach is based on the principle of substitution, which assumes that a market participant would not pay more for the asset than the cost to create a comparable asset with equivalent functionality.
ii)Deferred income tax assets and liabilities were derived based on incremental differences in the book and tax basis created from the preliminary purchase price allocation.
iii)An uncertain tax position was estimated based on the preliminary purchase price allocation.

Note 4 – Transaction Accounting Adjustments – Acquisition to the Unaudited Pro Forma Condensed Combined Balance Sheet
Adjustments included in the Transaction Accounting Adjustments – Acquisition column in the accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2025, are as follows:
(a) Reflects adjustment to cash and cash equivalents:

In Thousands	Amount
Pro forma transaction accounting adjustments - acquisition:
Uses:
Estimated purchase consideration	$(432,884)
Estimated payment of transaction costs (i)	(10,647)
Net pro forma transaction accounting adjustments – acquisition to cash and cash equivalents	$(443,531)

i)The Company’s transaction costs consist of legal advisory, financial advisory, accounting, and consulting costs.
(b) Reflects the preliminary purchase accounting adjustment for estimated accounts receivable and other customer receivables based on the acquisition method of accounting.

In Thousands	Accounts receivables	Other customer receivables
Pro forma transaction accounting adjustments - acquisition:
Elimination of Purchasing Power’s historical net book value of accounts receivables and other customer receivables	$(293,908)	$(34,747)
Preliminary fair value of acquired accounts receivables and other customer receivables	286,605	33,806
Net pro forma transaction accounting adjustment – acquisition to accounts receivables and other customer receivables	$(7,303)	$(941)
(c) Reflects the preliminary goodwill adjustment which represents the elimination of historical goodwill and excess of the estimated consideration over the preliminary fair value of the underlying assets acquired and liabilities assumed.

In Thousands	Amount
Pro forma transaction accounting adjustments - acquisition:
Elimination of Purchasing Power’s historical goodwill	$(83,294)
Goodwill per purchase price allocation (Note 3)	105,478
Net pro forma transaction accounting adjustment – acquisition to goodwill	22,184

Elimination of Purchasing Power’s historical intangibles	(48,922)
Preliminary fair value of acquired intangibles	318,000
Net pro forma transaction accounting adjustment – acquisition to other intangibles	269,078

Net pro forma transaction accounting adjustment – acquisition to goodwill and other intangibles	$291,262

(d) Represents the adjustment to deferred income tax asset of $3.1 million and deferred tax liability of $16.2 million associated with the incremental differences in the book and tax basis created from the preliminary purchase price allocation, primarily resulting from the preliminary fair value of intangible assets. These adjustments were based on the applicable statutory tax rate with the respective estimated purchase price allocation. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-Acquisition activities, including cash needs, and changes in tax law. Because the tax rates used for the pro forma financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.
(e) Reflects the adjustment to eliminate the $0.2 million management fee accrual charged by the former advisor and the $0.1 million of accrued interest related to the extinguishment of Purchasing Power’s historical debt.
(f) Reflects the recognition of an estimated uncertain tax position based on the preliminary purchase price allocation.
(g) Reflects the extinguishment of Purchasing Power’s historical debt, net of $207.8 million.
(h) Reflects the elimination of historical member’s equity of Purchasing Power.

Note 5 – Transaction Accounting Adjustments - Acquisition to the Unaudited Pro Forma Condensed Combined Statement of Earnings

Adjustments included in the Transaction Accounting Adjustment – Acquisition column in the accompanying unaudited pro forma condensed combined statement of earnings for the nine months ended September 30, 2025 and for the year ended December 31, 2024, are as follows:

(a) Reflects the adjustments to operating expenses including the amortization of the estimated fair value of intangibles, elimination of the management fee charged by the former advisor, the incremental stock-based compensation expense for the Company’s restricted stock unit awards, and the estimated related transaction costs.

In Thousands	For the Nine Months Ended September 30, 2025	For the Year Ended December 31, 2024
Pro forma transaction accounting adjustments - acquisition:
Removal of historical Purchasing Power amortization of intangible assets	$(14,093)	$(18,790)
Addition of purchase accounting amortization of newly recognized intangible assets	12,825	17,100
Removal of historical Purchasing Power management fee	(750)	(1,000)
Addition of new stock-based compensation expense from restricted stock unit awards	297	1,445
Estimated related transaction costs (i)	-	10,647
Net pro forma transaction accounting adjustment – acquisition to operating expense	$(1,721)	$9,402
i)These costs will not affect the Company’s unaudited pro forma condensed combined statement of earnings beyond twelve months after the acquisition date.

(b) Reflects the elimination of historical interest expense of $16.1 million and $15.9 million for the nine months ended September 30, 2025 and for the year ended December 31, 2024, respectively, associated with the paydown of Purchasing Power’s existing term loan indebtedness.
(c) To record the income tax impact of the pro forma adjustments utilizing a statutory income tax rate in effect of 24.9% for the nine months ended September 30, 2025 and for the year ended December 31, 2024, respectively. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-Acquisition activities, including cash needs and changes in tax law. Because the tax rates used for the pro forma financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.
(d) Reflects the adjustment to the Company’s weighted average diluted shares outstanding to give effect to the dilutive impact of restricted stock units granted in connection with the Acquisition.

Note 6 – Transaction Accounting Adjustments - Financing to the Unaudited Pro Forma Condensed Combined Financial Statements
Adjustments included in the Transaction Accounting Adjustments – Financing column in the accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2025, unaudited pro forma condensed combined statement of earnings for the nine months ended September 30, 2025 and for the year ended December 31, 2024, are as follows:
(a) Reflects adjustment to cash and cash equivalents and debt for cash received from new debt financing, net of debt issuance costs, and draw on existing revolver to fund a portion of the Acquisition:

In Thousands	Amount
Pro forma transaction accounting adjustments - financing:
Revolving Credit Facility	$135,000
Term Loan	125,000
Debt issuance costs related to Revolving Credit Facility and Term Loan (i)	(2,287)
Net pro forma transaction accounting adjustments - financing to cash and cash equivalent and debt	$257,713
i)$1.1 million of fees related to the revolving credit facility pursuant to the debt commitment letter are capitalized to prepaid expenses and other assets.
(b) Reflects the interest expense and amortization of issuance costs related to the Debt Financing as if the Debt Financing occurred as of January 1, 2024:

In Thousands	For the Nine Months Ended September 30, 2025	For the Year Ended December 31, 2024
Pro forma transaction accounting adjustments - financing:
New interest expense on Transaction financing:
Term Loan (i)	$5,404	$7,204
Revolving Credit Facility (i)	5,893	7,857
Commitment fee	484	645
Net pro forma transaction accounting adjustments - financing to interest expense	$11,781	$15,706

i)The new interest expense on Transaction financing adjustments included in the unaudited pro forma condensed combined statement of earnings reflects the interest expense and amortization of debt issuance costs associated with new debt from the commitment parties. Interest was recognized for the revolving facility and 2026 Incremental Term Loan at the Company’s option of SOFR plus a margin within the range of 1.50% to 2.75% for revolving loans, based on total leverage. The costs incurred to secure the revolving credit facility are amortized on a straight-line basis over the four year term of the commitment.
A sensitivity analysis on interest expense for the nine months ended September 30, 2025 and for the year ended December 31, 2024 has been performed to assess the effect of a 12.5 basis point change of the hypothetical interest on the debt financing. The following table shows the change in the interest expense for the debt financing transaction described above:

In Thousands	For the Nine Months Ended September 30, 2025	For the Year Ended December 31, 2024
Interest expense assuming:
Increase of 0.125%	$244	$325
Decrease of 0.125%	$(244)	$(325)

(c) To record the income tax impact of the pro forma adjustments utilizing a statutory income tax rate in effect of 24.9% for the nine months ended September 30, 2025 and for the year ended December 31, 2024, respectively. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-Acquisition activities, including cash needs and changes in tax law. Because the tax rates used for the pro forma financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.